EXHIBIT 99.1

Contact:   Greg Eden

                 508-293-7195

                 eden_greg@emc.com

EMC REPORTS SECOND QUARTER RESULTS

19% Increase Marks EMC’s 8th Consecutive Quarter of Double-Digit Revenue Growth

HOPKINTON, Mass. – July 21, 2005 – EMC Corporation (NYSE:EMC), the world leader in information storage and management, today reported financial results for the second quarter of 2005, achieving double-digit, year-over-year revenue growth for the eighth consecutive quarter. EMC’s second quarter growth was driven by its market-leading mid-tier storage systems, increasingly popular virtual infrastructure software from its VMware subsidiary, and an expanding services business.

Total consolidated revenue for EMC’s second quarter was $2.34 billion, 19% higher than the $1.97 billion reported for the second quarter of 2004. Net income for the quarter was $293 million, 52% higher than the $193 million reported for the second quarter of 2004. Earnings per diluted share was $0.12, an increase from the $0.08 per diluted share reported for the year-ago quarter.

Joe Tucci, EMC’s President and CEO, said, “We continued to execute in the second quarter, resulting in revenue growth that we believe was more than twice the rate of the market. EMC leads one of the fastest-growing segments of IT and it is clear we are gaining share. We’re committed to strengthening and expanding our portfolio so we can meet even more of our customers’ needs and open up new market opportunities.”

“This was our eighth quarter in a row of double-digit revenue growth not only for the company, but also across our major geographies and business lines,” continued Tucci. “Our sustained performance is a direct result of the tremendous market acceptance of EMC’s Information Lifecycle Management solutions, which we build from our broad portfolio of proven, best-of-breed platforms, software, and services. With our expanded portfolio, we’re able to help more customers, in more ways, manage the complexity of their IT environments, harness their information growth, and solve their toughest business challenges.”

Systems revenue grew 15% in the second quarter, compared with the year-ago quarter, to $1.1 billion. EMC’s software businesses grew software license and maintenance revenues 23% year on year to $878 million in the second quarter, representing 37% of total EMC revenues. Professional services, systems maintenance, and other services revenue grew 26% year on year to $389 million during the quarter.

Bill Teuber, EMC’s Executive Vice President and Chief Financial Officer, said, “Our focus on driving profitable growth while gaining market share is working exceptionally well, as evidenced by our 11th consecutive quarter of meeting or exceeding our major financial targets. During the quarter we leveraged the power of our product portfolio to grow net income at nearly three times the rate of revenue growth, expand gross margins to 53.6%, and continue our march toward high-teens operating margins by year end. We also continued to strengthen our financial position in the quarter, ending June with nearly $7.7 billion in cash and investments after buying back $144 million worth of EMC shares in the quarter.”

Second Quarter Highlights

EMC Symmetrix product revenue grew 4% in the second quarter compared to the second quarter of 2004 as large enterprises deployed EMC’s market- and performance-leading Symmetrix DMX-2 information storage systems to manage their most demanding information storage requirements. EMC CLARiiON product revenues grew 32%, the 10th consecutive quarter of more than 30% revenue growth. EMC CLARiiON, the information storage system mid-tier market and performance leader, had its strongest growth in Europe and among small- to-medium-sized enterprises. EMC platform software, including license and maintenance revenues, grew 24%, reflecting growth across each of EMC’s storage systems, driven by customer demand for EMC’s market leading replication software to safeguard their information assets.

The EMC Software Group reported second quarter revenues of $408 million in open, platform-independent software, a year-over-year increase of 16%. Backup, Recovery and Archive software license revenue, which increased 28% during the quarter, was the strongest growth performer within the EMC Software Group. Enterprise customers continued to leverage EMC Legato NetWorker for backup-to-disk solutions and deployed EMC EmailXtender to help unlock the complexity that accompanies email retention compliance, while small- to-medium sized businesses invested in EMC Dantz Retrospect data protection software to easily administer and receive fast, reliable backups and restores.

Services growth in the second quarter continued to be driven by professional services, which has become an integral part of the value EMC delivers to customers. EMC Consulting engagements in the quarter were driven by customers under pressure to respond to compliance demands, implement tiered information infrastructures, and classify information to better align IT resources with business requirements.

VMware, an EMC subsidiary, achieved record quarterly revenues of $91 million in the second quarter, a year-over-year increase of 93%, making it one of the fastest-growing major software businesses in the world. Software license revenues were up 70% over the year-ago quarter on a record number of orders. Services, including maintenance and consulting, increased nearly 200%. VMware’s revenue growth was driven by the proliferation of virtual infrastructure into x86 environments as customers deployed VMware products for server consolidation and containment, business continuity, test/development and the enterprise desktop. VMware software partners BEA Systems, MySQL AB, Novell and Red Hat joined Oracle Corporation in distributing their software via VMware virtual machines.

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to (1) the provisions of the American Jobs Creation Act of 2004, (2) the potential impact of any mergers, acquisitions, divestitures or business combinations that may be announced after the date hereof or (3) the potential impact of expensing stock options under the Financial Accounting Standards Board’s Statement 123R (FAS 123R). These statements supersede all prior statements regarding Business Outlook set forth in prior EMC news releases.

Third quarter of 2005

•	Consolidated revenues for the third quarter of 2005 are expected to be approximately flat compared to the second quarter of 2005, including the impact of currency.
•	Diluted earnings per share are expected to be $0.12.

Full-year 2005

•	For the year, EMC’s consolidated revenues are expected to grow at approximately 17%.
•	Gross margins are expected to be between 53% and 54% for the full year of 2005.
•	Operating expenses (which include selling, general and administrative expenses, and research and development expenses) as a percentage of revenue should be approximately 37.5% for the full year of 2005.
•	Operating income as a percentage of revenue should reach the high teens in the fourth quarter of 2005.
•	The income tax rate for the remainder of the year is expected to be around 27%, excluding one-time items.
•	Diluted earnings per share for 2005 should be in the $0.50 to $0.51 range.

About EMC

EMC Corporation (NYSE: EMC) is the world leader in products, services and solutions for information storage and management that help organizations extract the maximum value from their information, at the lowest total cost, across every point in the information lifecycle. Information about EMC’s products and services can be found at www.EMC.com.

EMC, CLARiiON, Dantz, EmailXtender, Legato, Retrospect, Symmetrix, and VMware are registered trademarks, and Networker is a trademark of EMC Corporation and its subsidiaries. All other trademarks are the property of their respective owners.

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) risks associated with acquisitions and investments, including the challenges and costs of integration, restructuring and achieving anticipated synergies; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (vi) component and product quality and availability; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) insufficient, excess or obsolete inventory; (ix) war or acts of terrorism; (x) the ability to attract and retain highly qualified employees; (xi) fluctuating currency exchange rates; and (xii) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Revenues:
Product sales	$1,688,330	$1,455,779	$3,308,833	$2,834,375
Services	656,485	515,405	1,279,113	1,008,438

	2,344,815	1,971,184	4,587,946	3,842,813
Cost and expenses:
Cost of product sales	813,080	738,899	1,611,619	1,444,845
Cost of services	275,093	234,360	545,464	462,374
Research and development	253,342	205,107	487,639	409,703
Selling, general and administrative	642,654	548,859	1,258,400	1,083,484
Restructuring and other special charges	—	4,460	968	32,688

Operating income	360,646	239,499	683,856	409,719

Investment income	43,494	36,007	86,489	77,037
Interest expense	(1,983)	(1,722)	(4,016)	(3,695)
Other expense, net	(1,069)	(2,195)	(3,373)	(7,972)

Income before taxes	401,088	271,589	762,956	475,089
Income tax provision	107,724	78,785	199,758	142,480

Net income	$293,364	$192,804	$563,198	$332,609

Net income per weighted average share, basic	$0.12	$0.08	$0.24	$0.14

Net income per weighted average share, diluted	$0.12	$0.08	$0.23	$0.14

Weighted average shares, basic	2,391,826	2,403,786	2,393,658	2,409,690
Weighted average shares, diluted	2,442,359	2,445,902	2,442,897	2,452,049

As a % of total revenue:
Gross margin	53.6%	50.6%	53.0%	50.4%
Selling, general and administrative	27.4%	27.8%	27.4%	28.2%
Research and development	10.8%	10.4%	10.6%	10.7%
Operating income	15.4%	12.2%	14.9%	10.7%
Net income	12.5%	9.8%	12.3%	8.7%

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$1,852,443	$1,476,803
Short-term investments	1,720,592	1,236,726
Accounts and notes receivable, less allowance for doubtful accounts of $37,935 and $39,901	1,163,935	1,162,387
Inventories	696,738	514,065
Deferred income taxes	302,153	289,810
Other current assets	172,883	151,135

Total current assets	5,908,744	4,830,926
Long-term investments	4,101,231	4,727,237
Property, plant and equipment, net	1,619,452	1,571,810
Intangible assets, net	491,196	499,478
Other assets, net	520,416	509,041
Goodwill, net	3,532,663	3,284,414

Total assets	$16,173,702	$15,422,906

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and current portion of long-term obligations	$249	$183
Accounts payable	479,751	522,587
Accrued expenses	1,139,825	1,090,666
Income taxes payable	494,990	404,772
Deferred revenue	1,021,235	930,492

Total current liabilities	3,136,050	2,948,700
Deferred revenue	604,614	570,995
Deferred income taxes	172,873	141,600
Long-term convertible debt	127,707	128,456
Other liabilities	104,454	109,868

Commitments and contingencies
Stockholders’ equity:
Series preferred stock, par value $.01; authorized 25,000 shares, none outstanding	—	—
Common stock, par value $.01; authorized 6,000,000 shares; issued and outstanding 2,410,635 and 2,404,969 shares	24,106	24,050
Additional paid-in capital	6,260,420	6,221,099
Deferred compensation	(205,876)	(124,286)
Retained earnings	6,000,544	5,437,346
Accumulated other comprehensive loss, net	(51,190)	(34,922)

Total stockholders’ equity	12,028,004	11,523,287

Total liabilities and stockholders’ equity	$16,173,702	$15,422,906

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	For the Six Months Ended
	June 30, 2005	June 30, 2004
Cash flows from operating activities:
Cash received from customers	$4,722,463	$4,030,155
Cash paid to suppliers and employees	(3,761,901)	(3,147,095)
Dividends and interest received	111,090	78,325
Interest paid	(5,107)	(2,857)
Income taxes paid	(37,721)	(73,866)

Net cash provided by operating activities	1,028,824	884,662

Cash flows from investing activities:
Additions to property, plant and equipment	(253,652)	(174,465)
Capitalized software development costs	(82,536)	(86,374)
Purchases of short and long-term available for sale securities	(4,822,195)	(4,112,923)
Sales and maturities of short and long-term available for sale securities	4,937,156	3,849,958
Business acquisitions, net of cash acquired	(262,125)	(537,701)
Other	(2,100)	(22,506)

Net cash used in investing activities	(485,452)	(1,084,011)

Cash flows from financing activities:
Issuance of common stock	136,845	106,188
Purchase of treasury stock	(270,906)	(309,643)
Payment of long-term and short-term obligations	(88)	(3,088)
Issuance of long-term and short-term obligations	192	—

Net cash used in financing activities	(133,957)	(206,543)

Effect of exchange rate changes on cash	(33,775)	443

Net increase (decrease) in cash and cash equivalents	375,640	(405,449)
Cash and cash equivalents at beginning of period	1,476,803	1,752,976

Cash and cash equivalents at end of period	$1,852,443	$1,347,527

Reconciliation of net income to net cash provided by operating activities:
Net income	$563,198	$332,609
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	316,516	297,111
Non-cash restructuring and other special charges	3,100	17,051
Amortization of deferred compensation	34,393	26,465
Provision for doubtful accounts	3,748	3,106
Deferred income taxes, net	24,312	40,129
Tax benefit from stock options exercised	30,659	24,122
Other	24,618	(987)
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	22,750	1,153
Inventories	(167,209)	(21,371)
Other assets	(10,630)	3,655
Accounts payable	(62,700)	15,570
Accrued expenses	37,416	(64,858)
Income taxes payable	107,756	24,097
Deferred revenue	108,019	183,083
Other liabilities	(7,122)	3,727

Net cash provided by operating activities	$1,028,824	$884,662

Non-cash activity:
- Issuance of stock options exchanged in business combinations	$37,360	$72,026

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Revenue Components

	Q1 2004	Q2 2004	Q3 2004	Q4 2004	YTD 2004	Q1 2005	Q2 2005	YTD 2005
Revenues
Systems	$894,956	$930,230	$948,938	$1,096,882	$3,871,006	$1,025,971	$1,068,725	$2,094,696

Software:
Software License	483,640	525,549	537,980	636,946	2,184,115	594,532	619,605	1,214,137
Software Maintenance	176,102	189,947	207,257	225,409	798,715	237,894	258,622	496,516

Total Software License & Maintenance	659,742	715,496	745,237	862,355	2,982,830	832,426	878,227	1,710,653

Professional, Systems Maintenance and Other Services	297,053	308,502	320,401	386,070	1,312,026	374,609	389,359	763,968

	1,851,751	1,954,228	2,014,576	2,345,307	8,165,862	2,233,006	2,336,311	4,569,317

Other Businesses	19,878	16,956	14,303	12,489	63,626	10,125	8,504	18,629

Total Consolidated Revenues	$1,871,629	$1,971,184	$2,028,879	$2,357,796	$8,229,488	$2,243,131	$2,344,815	$4,587,946

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	5.9%	3.9%	3.1%	2.5%	3.7%	1.7%	1.7%	1.7%

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Supplemental Revenue Data

	Q1 2004	Q2 2004	Q3 2004	Q4 2004	YTD 2004	Q1 2005	Q2 2005	YTD 2005
Symmetrix Hardware and Software Revenue ( a )	$671,838	$650,181	$646,292	$755,342	$2,723,653	$652,328	$677,655	$1,329,983

CLARiiON Hardware and Software Revenue ( a )	284,615	326,086	354,563	392,841	1,358,105	418,641	430,960	849,601

Connectivity Revenue ( b )	143,516	164,326	169,105	191,917	668,864	176,053	188,189	364,242

Platform Software License Revenue	$251,135	$263,168	$275,851	$318,719	$1,108,873	$284,485	$312,827	$597,312
Platform Software Maintenance Revenue	66,525	73,210	83,617	93,260	316,612	100,064	104,601	204,665

Total Platform Software License and Maintenance Revenue	$317,660	$336,378	$359,468	$411,979	$1,425,485	$384,549	$417,428	$801,977

EMC Software Group Software License Revenue:
Storage and Management Software License Revenue	$121,340	$145,917	$133,784	$157,121	$558,162	$146,708	$151,833	$298,541
Backup and Archive Software License Revenue	37,962	38,977	36,404	53,011	166,354	51,742	49,877	101,619
Content Management Software License Revenue	40,051	38,656	42,195	51,515	172,417	49,302	39,160	88,462

Total EMC Software Group Software License Revenue	$199,353	$223,550	$212,383	$261,647	$896,933	$247,752	$240,870	$488,622

EMC Software Group Software Maintenance Revenue	$103,931	$109,455	$116,110	$122,396	$451,892	$125,371	$134,476	$259,847

EMC Software Group Revenue ( c )	$323,588	$352,734	$350,883	$410,171	$1,437,376	$401,325	$408,266	$809,591

VMware Software License Revenue	$33,152	$38,831	$49,746	$56,580	$178,309	$62,295	$65,908	$128,203
VMware Maintenance and Services Revenue	6,142	8,367	10,874	14,485	39,868	17,795	25,019	42,814

Total VMware Revenue	$39,294	$47,198	$60,620	$71,065	$218,177	$80,090	$90,927	$171,017

(a)	Includes hardware, hardware upgrades and platform software.
(b)	Includes Connectrix fibre channel switch/director revenues and Celerra file server revenue, exclusive of disk revenue.
(c)	Includes license, maintenance and services revenues for all categories except for traditional multi-platform software which only includes license and maintenance revenues.

EMC CORPORATION

Supplemental Schedule of Earnings Adjusted to Expense Stock Options

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Net income	$293,364	$192,804	$563,198	$332,609

Stock option expense, net of taxes	(84,787)	(96,266)	(169,614)	(184,056)

Adjusted net income	$208,577	$96,538	$393,584	$148,553

Net income per weighted average share, basic - as reported	$0.12	$0.08	$0.24	$0.14

Net income per weighted average share, diluted - as reported	$0.12	$0.08	$0.23	$0.14

Adjusted net income per weighted average share, basic	$0.09	$0.04	$0.16	$0.06

Adjusted net income per weighted average share, diluted	$0.09	$0.04	$0.16	$0.06